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                                                                    EXHIBIT 10.6



                              EMPLOYMENT AGREEMENT


                 THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into effective as of February 14, 1996, between Chancellor Broadcasting Company, a Delaware corporation (the "Company"), Chancellor Radio Broadcasting Company, a Delaware corporation (the "Broadcasting Subsidiary"), and Steven Dinetz (the "Employee)";

                              W I T N E S S E T H:

                 WHEREAS, the Company and the Broadcasting Subsidiary desire to employ Employee, and Employee desires to be employed by the Company and the Broadcasting Subsidiary, in accordance with the terms and conditions set forth herein;

                 WHEREAS, the Broadcasting Subsidiary has entered into a Stock Purchase Agreement dated as of August 3, 1995, pursuant to which the Broadcasting Subsidiary is to acquire all of the capital stock of Trefoil Communications, Inc. (the "Acquisition" and the date on which the Acquisition is consummated being the "Acquisition Date");

                 WHEREAS, Employee is currently employed by Chancellor pursuant to an Employment Agreement dated as of October 12, 1994 (the "Original Employment Agreement");

                 NOW, THEREFORE, subject to the consummation of the Acquisition (it being understood and agreed that if the Acquisition shall not have been consummated on or before February 29, 1996, this Agreement shall be void and of no force and effect, ab initio) the Company, the Broadcasting Subsidiary and the Employee hereby agree as follows:

                 1. Employment. The Company and the Broadcasting Subsidiary hereby employ Employee for the Employment Period specified in
Section 2 below in the capacity of President and Chief Executive Officer or such other comparable management position or positions as designated by the Board of Directors of the Company (the "Board of Directors") from time to time. The Employee hereby accepts such employment and, unless otherwise agreed to by the Board of Directors, agrees to devote his full business time and efforts to the performance of his duties hereunder and as an employee of the Company and the Broadcasting Subsidiary or their respective subsidiaries, as directed by the Board of Directors; provided, however, that nothing contained in this
Section 1 shall be construed to prevent the Employee from
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devoting a reasonable amount of time to personal business and civic activities.
Subject to approval by the Board of Directors, Employee shall be responsible for supervising the day-to-day operations of the Company and the Broadcasting Subsidiary, and in such capacity his duties shall include, without limitation,
(a) preparing an annual budget, business plan, and financial projections, all in reasonable detail and setting forth the principal assumptions upon which such information was based; (b) hiring, firing, and managing the performance of all employees of the Company, the Broadcasting Subsidiary and their subsidiaries; (c) directing matters relating to public relations and promotions of the Company's and the Broadcasting Subsidiary's radio stations; (d) establishing a programming format for the Company's and the Broadcasting Subsidiary's radio stations; (e) establishing a pricing policy for advertising;
(f) ensuring compliance with all applicable laws, including but not limited to the rules and regulations of the Federal Communications Commission; and (g) signing checks and entering into agreements in the ordinary course of business.

         2. Employment Period. The period of the Employee's employment under this Agreement (the "Employment Period") shall commence on the date of the Acquisition and shall end upon the earliest of (i) the attainment of age 65 by the Employee, (ii) the termination of this Agreement as contemplated by
Section 6 below and (iii) December 31, 2000; provided, however, that unless the Company or the Employee gives the other written notice to the contrary not more than 90 days and not less than 30 days prior to December 31 of each year, commencing December 31, 1996, the term of this Agreement automatically shall be extended so that, as of each December 31, the remaining term of this Agreement, subject to clauses (i) and (ii) above, shall be five years.

         3. Compensation. As compensation for all services rendered and to be rendered pursuant to this Agreement, the Company and the Broadcasting Subsidiary agree to pay Employee:

                    (i) a base salary (pro rata for any partial year) at the rate of $500,000 per year (the "Base Salary"); and

                    (ii) an annual bonus of up to $200,000 for each fiscal year of the Company subsequent to 1995 calculated based upon criteria established by the Board of Directors at the beginning of each fiscal year and adjusted from time to time to reflect acquisitions or dispositions of the
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Company's and the Broadcasting Subsidiary's assets (the "Bonus").

         The Base Salary, when payable pursuant to the terms hereof, shall be payable in semi-monthly installments in accordance with the payroll practices of the Company and the Broadcasting Subsidiary as in effect from time to time. The Bonuses, when payable pursuant to the terms hereof, shall be payable within ninety days after the end of the applicable periods. To the extent the Company and the Broadcasting Subsidiary desire, the amounts payable under this Agreement may be paid by one or more subsidiaries of the Company or the Broadcasting Subsidiary. The party making such payment shall have the right to deduct from any compensation and other amounts paid under this Agreement all taxes and other amounts which may be required to be deducted or withheld by law (including, but not limited to, income tax withholding and social security payments), whether such laws are now in effect or become effective after the date of this Agreement.

         Notwithstanding anything herein to the contrary, on December 31, 1996, and on each December 31 thereafter during the term of this Agreement (each an "Adjustment Date"), the Base Salary for the next succeeding year shall be adjusted to be equal to (i) the amount of the Base Salary in effect for the year ended on such Adjustment Date multiplied by (ii) a fraction (A) the numerator of which shall be equal to the Consumer Price Index for all Urban Consumers, U.S. City Average, for All Items (1982-84 = 100), as published in the Bureau of Labor Statistics of the Department of Labor (the "CPI") and as reflected in the most recent such publication prior to the Adjustment Date and
(B) the denominator of which shall be equal to the CPI as reflected in the most recent such publication prior to the immediately preceding Adjustment Date, or in the case of the initial Adjustment Date, as reflected in the most recent such publication prior to the date of this Agreement; provided that the Base Salary shall in no event be less than $500,000 per year.

         4. Business Expenses. The Company and the Broadcasting Subsidiary shall reimburse Employee for all reasonable and necessary business expenses incurred by Employee on behalf of or for the benefit of the Company, the Broadcasting Subsidiary or their radio stations, upon presentation of proof of such expenses. Such expenses may include, but shall not necessarily be limited to, the following: use of a luxury automobile (and attendant costs), travel and entertainment, promotions, professional or industry licenses and membership fees and attendance at conventions. Employee agrees to comply with all Internal





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Revenue Service regulations relating to documentation of such expenses. In the event of termination of Employee's employment hereunder for any reason, Employee shall have the right to use such luxury automobile for thirty (30) days following termination.

         5. Employment Benefits. During the Employment Period, Employee shall be entitled to participate, at the Company's and the Broadcasting Subsidiary's expense (subject to any employee contribution requirements applicable to employees generally) in all employee benefit programs maintained by the Company and/or the Broadcasting Subsidiary, which shall include a major medical policy for Employee and his dependents that shall provide disability insurance of not less than $5,000 per month with no more than a 30-day waiting period. In addition, during the Employment Period, the Company and the Broadcasting Subsidiary will reimburse Employee for the premium cost of a term life insurance policy for the benefit of Employee's beneficiary or beneficiaries with a death benefit of not less than $1,000,000.

         6. Termination of Employment. (a) The Employment Period shall terminate on the fifth anniversary of the Acquisition Date (the "Base Term") unless earlier terminated pursuant to any, singularly or in combination, of the following provisions in this Section 6.

         (b) The Employment Period may be terminated at any time by the Company and the Broadcasting Subsidiary by written notice to the Employee. Notwithstanding anything to the contrary contained herein, if such termination is with Cause (as defined below), all of the Employee's rights to compensation and other rights under Sections 3, 4 and 5 above shall terminate upon such termination, except the right to payment for amounts accrued in respect of periods prior to such termination, which amounts, if any, shall be paid in a lump sum. If such termination is with Financial Cause (as defined below) (but without Cause), the Company and the Broadcasting Subsidiary shall pay to the Employee, in monthly installments equal to Employee's monthly Base Salary at the time of termination, an amount equal to (x) any amounts accrued in respect of periods prior to such termination plus (y) one years' Base Salary. If such termination is without Cause or Financial Cause, the Company and the Broadcasting Subsidiary shall pay to the Employee, in a lump sum, an amount equal to (x) any amounts accrued in respect of periods prior to such termination plus (y) his aggregate Base Salary for two years from the date of termination. "Cause" shall mean (i) fraud, dishonesty,





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unethical practices or gross misconduct in office on the part of the Employee,
(ii) a material breach by the Employee of any of his obligations hereunder which is not cured within 30 days after written notice from the Company to Employee, (iii) a material failure to perform Employee's duties as an employee of the Company, the Broadcasting Subsidiary or any of their subsidiaries, as determined by the Board of Directors, which failure is not cured within 60 days after written notice from the Board of Directors to Employee, or (iv) conviction of the Employee for fraud, misappropriation, embezzlement or any felony. "Financial Cause" shall mean (i) that either (A) the Company, the Broadcasting Subsidiary or any of their subsidiaries shall violate any financial covenant contained in any debt instrument or agreement to which the Company, the Broadcasting Subsidiary or any of its subsidiaries is a party or by which it may be bound or (B) the Employee shall act or fail to act with respect to a matter for which Employee is directly responsible, in either case with the result that such violation, action, or failure to act (x) results in the acceleration of the maturity of any debt of the Company, the Broadcasting Subsidiary or any of their subsidiaries or (y) enables (or, with the giving of notice or lapse of time or both, would enable) the holder or holders of such debt to accelerate the maturity thereof and such violation, action or failure to act remains uncured for a period of 91 consecutive days, or (ii) the Company or the Broadcasting Subsidiary shall fail to meet at least 90% of its budgeted operating income, as approved by the Board of Directors, for two consecutive fiscal years.

         (c) The Employment Period may be terminated at any time by the Employee for Good Reason (as defined below) by written notice to the Company and the Broadcasting Subsidiary. "Good Reason" shall mean: (i) any change in the Employee's functions, duties or responsibilities from his position on the Employment Date without Employee's consent if such change would (A) reduce the Employee's functions, duties, or responsibilities from those in effect on the Employment Date or the date of amendment, whichever is applicable, to a level that is not commensurate with those of an executive in the Employee's position prior to such change (it being understood that the reassignment of any of Employee's functions, duties, or responsibilities (other than those customarily performed by a chief executive officer of a business of comparable size and complexity) to one or more other persons who report directly or indirectly to Employee shall not be considered a reduction of Employee's functions, duties or responsibilities), or (B) cause the Employee's position with the Company and the





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Broadcasting Subsidiary to become one of lesser importance or scope; and (ii)
any material breach of this Agreement by the Company or the Broadcasting Subsidiary which is not cured within 30 days after written notice from Employee to the Company and the Broadcasting Subsidiary. If the Employment Period is terminated by the Employee for Good Reason, the Company and the Broadcasting Subsidiary shall pay to the Employee, in monthly installments equal to Employee's monthly Base Salary at the time of termination, the same amount Employee would have been paid had the Company and the Broadcasting Subsidiary terminated his employment without Cause or Financial Cause. If Employee voluntarily terminates his employment without Good Reason, all his rights to compensation and other rights under Sections 3, 4 and 5 shall terminate immediately.

         (d) If Employee shall die during the Employment Period, the Employment Period shall terminate, and the Company and the Broadcasting Subsidiary shall pay, in monthly installments equal to Employee's monthly Base Salary at the time of termination, to any beneficiary or beneficiaries designated by the Employee in writing or, if none, to his estate or legal representative an amount equal to (x) any amounts accrued in respect of periods prior to Employee's death plus (y) six months' Base Salary.

         (e) If Employee is unable to discharge his duties hereunder for a period of six consecutive months, or for a total of six months in any 12-month period, by reason of physical or mental illness, injury or incapacity, the Company and the Broadcasting Subsidiary may, by written notice to Employee, terminate the Employment Period. In such case, the Company and the Broadcasting Subsidiary shall pay to the Employee, in monthly installments equal to Employee's monthly Base Salary at the time of termination, an amount equal to (x) any amounts accrued in respect of periods prior to Employee's death plus (y) six months' Base Salary less (z) the amount of any and all proceeds received or receivable by the Employee from any disability insurance policies maintained by the Company and the Broadcasting Subsidiary.

         (f) Any amounts payable to the Employee in installments pursuant to this Section 6 may, at the Company's and the Broadcasting Subsidiary's option, be paid in a lump sum rather than installments as provided above. In any event, all such amounts (whether paid in installments or in a lump sum) shall be considered severance payments and be in full and complete satisfaction of the obligation of the Company and the Broadcasting Subsidiary to Employee in





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connection with the termination of the Employee.  For purposes of this Section
6, Employee's right to Bonus payments shall accrue only on the date the Board of Directors awards such Bonus. During the period any payments are being made to Employee pursuant to this Section 6, Employee shall be entitled to continue to participate in all employee benefit plans available to employees of the Company and the Broadcasting Subsidiary generally and to continuation of any perquisites provided the Employee by the Company and the Broadcasting Subsidiary at the time of termination (except that Employee will be required to return the automobile provided by the Company and the Broadcasting Subsidiary pursuant hereto within 30 days of Employee's termination).

         7. Noncompetition; Confidentiality. (a) During the Employment Period and for an additional period of two years (or with respect to item (iii) below for that period of time for which Employee receives or is scheduled to receive payment pursuant to Section 6 unless Employee is terminated (i) with Cause, in which case for six months or (ii) without Cause or Financial Cause, in which case for two years, notwithstanding the lump sum severance payment required by Section 6) immediately following the Employment Period (the "Restriction Period"), Employee shall not, directly or indirectly, (i) induce any employee of the Company or any of its subsidiaries to terminate his or her employment with the Company or any of its subsidiaries, (ii) hire any such employee of the Company or any of its subsidiaries, or (iii) directly or indirectly (as an employee, owner, operator, consultant, or otherwise) engage in any aspect of the radio broadcasting business (AM or FM) in competition with any radio station (AM or FM) owned by the Company or any subsidiary of the Company at the time the Employee's employment terminates (the "Protected Stations"); provided, that nothing in this sentence shall prevent Employee from owning 1% or less of any class of securities of a corporation having securities registered under the Securities Exchange Act of 1934, as amended. A radio station shall be deemed in competition with a Protected Station if such station competes principally in the same "area of dominant influence" (as reflected in the Arbitron ratings) as any Protected Station.

         (b) During the Employment Period and for an additional period of five years thereafter, Employee shall not use for his personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company other than the Company or its subsidiaries, any Confidential Information. "Confidential





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Information" means information relating to the services or operations of the
Company or any subsidiary thereof that is not generally known, is proprietary to the Company or such subsidiary and is made known to Employee or learned or acquired by Employee while in the employ of the Company or the Broadcasting Subsidiary, including, without limitation, (i) information relating to research, development, purchasing, accounting, marketing, merchandising, advertising, selling, leasing, finance and business methods and techniques and
(ii) customer lists and other information relating to past, present or prospective customers. However, Confidential Information shall not include under any circumstances any information with respect to the foregoing matters that becomes publicly available through no fault of Employee or is available to Employee from other sources who have not secured such information on a confidential basis from the Company or any affiliate thereof. All materials or articles of information of any kind furnished to Employee by the Company or any of its subsidiaries or developed by Employee in the course of his employment hereunder are and shall remain the sole property of the Company or such subsidiary, as applicable; and if the Company or such subsidiary, as applicable, requests the return of such information at any time during, upon or after the termination of Employee's employment, Employee shall immediately deliver the same to the Company or such subsidiary, as applicable.

         (c) Employee acknowledges that, in view of the nature of the business in which the Company and its subsidiaries are engaged, the restrictions contained in Sections 7(a) and 7(b) above (the "Restrictions") are reasonable and necessary in order to protect the legitimate interests of the Company and its subsidiaries, and that any violation thereof would result in irreparable injuries to the Company and its subsidiaries, and Employee therefore further acknowledges that, in the event Employee violates, or threatens to violate, any of such Restrictions, the Company and its subsidiaries shall be entitled to obtain from any court of competent jurisdiction, without the posting of any bond or other security, preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies in law or equity to which the Company or its subsidiaries may be entitled.

         (d) If any Restriction, or any part thereof, shall be determined in any judicial or administrative proceeding to be invalid or unenforceable, the remainder of the





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Restrictions shall not thereby be affected and shall be given full effect, without regard to the invalid provisions. If the period of time or the area specified in the Restrictions shall be determined in any judicial or administrative proceeding to be unreasonable, then the court or administrative body shall have the power to reduce the period of time or the area covered and, in its reduced form, such provisions shall then be enforceable and shall be enforced.

         (e) If Employee violates any of the Restrictions, the applicable Restrictive Period shall be tolled from the time of the commencement of any such violation until such time as such violation shall be cured by Employee to the reasonable satisfaction of the Company or its subsidiaries, as applicable.

         8. Representations by Employee. The Employee hereby represents and warrants to the Company and the Broadcasting Subsidiary that (a) the Employee's execution and delivery of this Agreement and his performance of his duties and obligations hereunder will not conflict with, or cause a default under, or give any party a right to damages under, or to terminate, any other agreement to which the Employee is a party or by which he is bound, and (b) there are no agreements or understandings that would make unlawful the Employee's execution or delivery of this Agreement or his employment hereunder.

         9. Notices. All notices and other communications required or permitted hereunder will be in writing and, unless otherwise provided in this Agreement, will be deemed to have been duly given when delivered in person or when dispatched by electronic facsimile transfer (confirmed in writing by mail simultaneously dispatched) or one business day (if sent to and from locations in the same country) or three business days (if sent to or from the United States from or to any other territory) after having been dispatched by a nationally recognized overnight courier service to the appropriate party at the address specified below:

         If to the Company or the Broadcasting Company:

                 12655 N. Central Expressway, Suite 405
                 Dallas, Texas  75243
                 Fax No.:  214/239-0220

         with copies to:

                 Hicks, Muse, Tate & Furst Incorporated





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
                 200 Crescent Court, Suite 1600
                 Dallas, Texas 75201
                 Attention:  Eric C. Neuman
                 Fax No.:  214/740-7355

         and

                 Weil, Gotshal & Manges LLP
                 100 Crescent Court, Suite 1300
                 Dallas, Texas  75201-6950
                 Attention:  R. Scott Cohen
                 Fax No.:  214/746-7777

and, in the case of the Employee, at his business address at:

                 12655 N. Central Expressway, Suite 405
                 Dallas, Texas  75243
                 Fax No.:  214/239-0220

         with a copy to:

                 Leibowitz & Associates, P.A.
                 One SE Third Avenue, Suite 1450
                 Miami, Florida 33131-1715
                 Attention:  Matthew Leibowitz
                 Fax No.:  305/530-1322

         Either party may designate a different address by giving notice of change of address in the manner provided above.

         10. Waiver. No waiver or modification in whole or in part of this Agreement, or any term or condition hereof, shall be effective against any party unless in writing and duly signed by the party sought to be bound. Any waiver of any breach of any provisions hereof or any right or power by any party on one occasion shall not be construed as a waiver of, or a bar to, the exercise of such right or power on any other occasion or as a waiver of any subsequent breach.

         11. Binding Effect; Successors. This Agreement shall be binding upon and shall inure to the benefit of the Company and the Broadcasting Subsidiary and their respective successors and assigns, and shall inure to the benefit of and be binding on upon the Employee and his executors, administrators, heirs and legal representatives. Because the Employee's duties and services hereunder are special, personal and unique in nature, the Employee may not





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transfer, sell or otherwise assign his rights, obligations or benefits under this Agreement.

         12. Controlling Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and to be performed therein.

         13. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect or impair the validity or enforceability of the remaining provisions of this Agreement, which shall remain in full force and effect and the parties hereto shall continue to be bound thereby.

         14. Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and shall supersede all previous agreements (including the Original Employment Agreement) between the parties, whether written or oral, with respect to the subject matter hereof. This Agreement cannot be modified, altered or amended except by a writing signed by all the parties hereto.

                 [Remainder of Page Left Blank Intentionally].





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         IN WITNESS WHEREOF, the Company, the Broadcasting Subsidiary and the
Employee have executed this Agreement as of the day and year first above written.

                                        COMPANY:

                                        CHANCELLOR BROADCASTING COMPANY



                                        By: /s/ JACQUES D. KERREST
                                            ------------------------------------
                                        Name:  Jacques D. Kerrest
                                        Title: Senior Vice President and
                                               Chief Financial Officer


                                        BROADCASTING SUBSIDIARY:

                                        CHANCELLOR RADIO BROADCASTING COMPANY



                                        By: /s/ JACQUES D. KERREST
                                            ------------------------------------
                                        Name:  Jacques D. Kerrest
                                        Title: Senior Vice President and
                                               Chief Financial Officer


                                        EMPLOYEE:


                                        /s/ STEVEN DINETZ
                                        ----------------------------------------
                                        Steven Dinetz





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